Exhibit 99.1
FOR IMMEDIATE RELEASE
Company Contact
Ms. Jean M. Nelson
Executive Vice-President and Chief Financial Officer
817-831-5030
VIRBAC CORPORATION SETTLES WITH THE SEC
Fort Worth, Texas, June 29, 2006 — Virbac Corporation (NASDAQ: VBAC), a leading provider of veterinary products, today announced that its settlement with the U.S. Securities and Exchange Commission (the “SEC”) has been finalized. The settlement concerns the investigation conducted by the SEC into alleged violations of federal securities laws relating to the previously announced restatement of Virbac’s consolidated financial statements for the two years ended December 31, 2002 and the interim periods ended March 31 and June 30, 2003. The restatement of the Company’s financial statements followed an internal inquiry launched by the Company’s Audit Committee into certain allegations concerning the Company’s revenue recognition practices and financial reporting for those periods.
Without admitting or denying the Commission’s allegations against it, Virbac settled the enforcement proceedings by consenting to an injunction requiring future compliance with specific provisions of the federal securities laws. In addition, Virbac has agreed to undertakings requiring the Company to implement annual training programs and internal certifications for certain personnel concerning accounting, compliance and regulatory matters. The terms of the settlement do not require the Company to pay a fine, and accordingly, the Company will reverse in the second quarter of 2006 a previously accrued $500,000 settlement fine.
“Virbac cooperated with the SEC during the course of its investigation and is pleased to resolve this matter,” said Jean M. Nelson, Executive Vice-President and Chief Financial Officer.

About Virbac Corporation:
Virbac Corporation, located in Fort Worth, Texas, markets leading veterinary products under the brand names of Soloxine®, C.E.T.® Home Dental Care, the Allerderm line of dermatology products, IVERHART® Plus Flavored Chewables, and Preventic®. For more information on Virbac and its products, please visit www.virbaccorp.com.
Forward - Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and are subject to a number of risks and uncertainties. These forward-looking statements are often characterized by the terms “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning and do not reflect historical facts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. In addition, factors that could affect the business and financial results of the Company include, but are not limited to, the following: the results of research and development activities; decisions by regulatory authorities, including the U.S. Food and Drug Administration and the Environmental Protection Agency, regarding whether and when to approve our drug applications as well as their decisions regarding labeling and other matters that could affect the commercial potential of our products; trade buying patterns; the ability to meet generic and branded competition after the loss of patent protection for our products; changes or trends in veterinary medicine that affect the rate of use of the Company’s products by veterinarians; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement related to product liability, patent protection, governmental investigations, and other legal proceedings; the Company’s ability to protect its patents and other intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations, including tax obligations; any changes in business, political, and economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas; and uncertainties regarding the Company’s ability to comply with financial and other covenants required under the Company’s credit agreement. A further list and description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.